EXHIBIT 99.1
FOR IMMEDIATE RELEASE
ARKANSAS BEST CORPORATION
DECLARES A $0.15/SHARE QUARTERLY DIVIDEND
          (Fort Smith, Arkansas, April 18, 2006) – The Board of Directors of Arkansas Best Corporation (Nasdaq: ABFS) has declared a quarterly cash dividend of fifteen cents ($0.15) per share to holders of record of its Common Stock $.01 par value (Nasdaq: ABFS) on May 2, 2006, payable on May 16, 2006.
          Arkansas Best Corporation, headquartered in Fort Smith, AR, is a transportation holding company with two primary operating subsidiaries. ABF Freight System, Inc., in continuous service since 1923, provides transportation of less-than-truckload (“LTL”) general commodities throughout North America. Clipper is an intermodal marketing company that provides domestic freight services utilizing rail and over-the-road transportation. For more information, please visit www.arkbest.com

Contact:	Ms. Judy R. McReynolds, Vice President — Controller Telephone: (479) 785-6281 Mr. David Humphrey, Director of Investor Relations Telephone: (479) 785-6200
END OF RELEASE